Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-157088) of Broadcom Corporation of our report dated February 16, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in NetLogic Microsystems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

November 2, 2011